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                                                                     Exhibit 2b

                        AMENDED ASSET PURCHASE AGREEMENT


                  AMENDED ASSET PURCHASE AGREEMENT ("AMENDED AGREEMENT") dated as of May 24, 2000 between CARDIOVASCULAR LABORATORIES, L.L.C. , a New York limited liability company ("PURCHASER"), CARDIOVASCULAR LABORATORIES, INC. OF PA, a Pennsylvania corporation ("SELLER") CLIXHEALTH.COM, INC., a Nevada corporation ("PARENT"),and TIMOTHY W. CUNNINGHAM ("TC").

                  WHEREAS:

                  A. Seller, Parent, Mobile Diagnostics CAT, L.L.C., the original Purchaser ("MDCAT"),and Paul A. Toomey ("PT"), entered into an Asset Purchase Agreement dated February 22, 2000 ("AGREEMENT") governing the parties' agreements with regard to the Business and Seller's assets;

                  B. Because of a significant change in circumstances, which, INTER ALIA, include the resignation of PT as an officer of Seller, the parties desire to amend the Agreement in this Amended Agreement, and MDCAT desires to substitute the Purchaser in its place and stead.


                  NOW THEREFORE, in consideration of the respective premises, mutual covenants and agreements of the parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  GENERAL MATTERS

                  The Purchaser shall be substituted in the place and stead of MDCAT and MDCAT shall have no further responsibility, obligations nor liability under the Agreement or this Amended Agreement. PT has accepted employment with another firm and, according to his wish and desire, will not be a party to the Agreement or this Amended Agreement. By the execution of this Amended Agreement neither Seller, Parent, MDCAT, Purchaser nor TC relinquishes any rights or remedies which they may have against PT, and by executing this Amended Agreement specifically retain any and all rights and remedies under the Agreement, whether in law or equity, which they may have or may desire to pursue to the fullest extent of the law and the rights and remedies granted under the Agreement or otherwise.

                  The Seller Note shall be amended substantially in the form annexed as EXHIBIT B hereto.

                  Certain of the Schedules to the Agreement shall be amended and are annexed hereto, including: Schedules 1.1(a) through Schedule 6.7(c).

                  I. PURCHASE AND SALE OF ASSETS

                  Section 1. 1(b) of the Agreement shall be amended as follows:

                  1.1(b) Equipment and Machinery. Excepting all furniture and fixtures located at Seller's


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corporate headquarters at Suite 108, 999 Eagle School Road, Wayne, PA, all
furniture, fixtures, office equipment, computers, ultrasound equipment, and tangible personal property that are, as of the Closing Date owned by Seller and used (or, in the ordinary and usual course of the Business, at any time prior thereto, have been used) in the Business, together with the machinery and other equipment specifically identified on Schedule 1.1(b) (collectively, "Equipment").

                  Section 1.5 of the Agreement shall be amended as follows:

                  1.5 THE CLOSING. The closing of the purchase and sale of the Assets and the transactions contemplated herein ("CLOSING") shall take place (i) 10 days from the execution of this Agreement, or (ii) as soon after this Agreement is executed as practicable after each of the conditions set forth in
Article VII have been fulfilled or waived in accordance herewith, at the offices of Novack Burnbaum Crystal LLP, 300 East 42nd Street, 10th Floor, New York, New York, at 10:00 a.m., or (iii) at such other time or place as the parties may agree in writing. The date on which the Closing occurs is called the "CLOSING DATE". The Closing shall be deemed to be effective as of 12:01 A.M. on the Closing Date at each place where the Assets are located.

                  II. PURCHASE PRICE AND PAYMENT

                  Section 2.1 of the Agreement shall be amended as follows:

                  2.1 PURCHASE PRICE; METHOD OF PAYMENT. The aggregate consideration payable by Purchaser in respect of the Assets, the obligations of Seller under the Non-Competition and Non- Disclosure Agreement (as defined below) and all other rights of Purchaser contemplated by this Agreement ("PURCHASE PRICE") shall be the sum of (i) Cash Deposits and Prepaid Expenses which shall be payable in cash plus (ii) the Seller Note substantially in the form annexed hereto as EXHIBIT B plus (iii) the assumption of certain liabilities as set forth in Section 3.1 hereof, plus which shall be added to the Seller Note, plus (v) the Accounts Receivable Overage, if any, as defined in
Section 6.7 (d), which shall be added to the Seller Note, less (v) the Assumed Liabilities Overage, if any, as defined in Section 6.7(d), which shall be deducted from the Seller Note. The Seller Note will be reduced after the Closing by the Accounts Receivable Deficiency, if any, as set forth and defined in
Section 6.7(b)(i), and the Post Closing Assumed Liabilities Overage, if any, as set forth and defined in Section 6.7(c), in accordance with the provisions of those sections. The Seller Note shall have a term of 3 years, shall have a fixed monthly payment for 36 months of $22,222 ("MONTHLY PAYMENT"), commencing 30 days from the Closing Date, and shall be a "cash flow" note payable only to the extent that gross revenue from Seller's customers existing at Closing ("CUSTOMERS"), and as identified on Schedule 2.1, during the Term of the Seller Note account for at least $243,055 in monthly gross revenue as calculated based on the collection method under Generally Accepted Accounting Principles and being equal to the sum of (a) 100% of the monthly gross accrued revenue from hospital contracts and (b) 40% of the monthly gross accrued revenue for services performed for invoicing to third party payers and patients ("MONTHLY REVENUE REQUIREMENT"). If, in any particular month, Customers do not account for gross revenue equivalent to or in excess of the Monthly Revenue Requirement ("Monthly Revenue Shortfall"), then the Monthly Payment shall be reduced in that month by the difference, stated as a percentage, between the actual gross revenue from Customers and the Monthly Revenue Requirement and the term of the Seller Note shall be extended to permit the recapture of the Monthly Revenue Shortfall beginning at the 37th month. However, in no circumstances, shall the monthly payment exceed $22,222, nor shall the term of the note be extended beyond 5 years. Any Monthly Revenue Shortfall existing at the beginning of the 60th month shall be forgiven. The Seller

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Note shall be subordinate to all of Seller's existing loans and obligations assumed by Purchaser under this Agreement, and shall also be subordinate to any and all additional loans and equipment financing procured by Purchaser after the Closing and during the term of the Seller Note ("SUBORDINATION"). Seller shall be required, upon demand by Purchaser, to execute any and all documents, as may reasonably be requested by Purchaser and Purchaser's existing and future lenders, which will confirm and ratify the obligation of the Seller to subordinate the Seller Note. The provisions of this Section 2.1 shall survive the Closing, and Purchaser may suspend any Monthly Payment is any requested Subordination is not given by Seller or is not given in a timely manner.

                  III. ASSUMPTION OF LIABILITIES

                  Section 3.1 of the Agreement shall be amended as follows:

                  3.1 LIABILITIES ASSUMED BY PURCHASER.

                  (a) Purchaser, in connection with the purchase of the Assets, at the Closing, shall assume the following liabilities and obligations of Seller ("ASSUMED LIABILITIES"): (i) all liabilities and obligations of Seller that arise due to any occurrence subsequent to the Closing, or due to an action or omission of Purchaser or in connection with the operation of the Business, subsequent to the Closing, and to the extent that such liabilities and obligations are by their terms to be performed after the Closing under the terms of a Contract, agreement, license, sales order, purchase order or other commitment (including Permits as defined in Section 4.10(A)) that is assigned to Purchaser hereunder and that is listed on Schedule 1.1(c) other than liabilities and obligations arising out of the breach by Seller, of any such Contract, agreement, license, sales order, purchase order or other commitment, provided that as a condition to such assumption of each loan set forth on Schedule 1.1(c), Purchaser must reach accommodation prior to Closing with each of Seller's lenders and must be permitted to assume each such loan, and (ii) the Accounts Payable as set forth on the Accounts Payable Schedule, as defined in
Section 6.7 (c). At the Closing, the aggregate of the (A) Accounts Payable, (B) the loans and obligations set forth on Schedule 1.1(c) and (C) any and all other liabilities of Seller of any nature assumed under this Agreement, with the exception of those contracts included in SCHEDULE 1.3(E), shall not exceed the Accounts Receivable Certification, as defined in Section 6.7(b) ("AGGREGATE SPECIFIC ASSUMED LIABILITIES").

                  V. PURCHASER'S REPRESENTATIONS AND WARRANTIES

                  Section 5.1 shall be amended as follows:

                  5.1 ORGANIZATION, POWER AND AUTHORITY. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York.

                  VI.      COVENANTS AND AGREEMENTS OF THE PARTIES

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                  6.7 (ii) Purchaser shall engage a billing system subcontractor to collect the Account Receivable. Seller may obtain from Purchaser the reports customarily generated by the billing system subcontractor at the time such reports are ordinarily prepared. Calculation of the Accounts Receivable for purposes of Section 6.7(b) and Section 1.1(f) shall be net of all fees and collection charges imposed by the billing system subcontractor in billing and collecting the Accounts Receivable.

                  6.12 Brokers. Any brokerage fee, finder's fee or commission due shall be the obligation of the Seller, however, both parties agree that Purchaser shall receive a five (5) percent credit from the Monthly Payment for the Term of the Note for all actual payments made by it.

                  Section 6.16 shall be added as follows:

                  6.16 TC Consulting Requirement. For a period of 60 days following the closing, shall be a consultant to Purchaser and shall be available to insure the orderly transition of the Business operations from Seller to Purchaser. After the first 60 days TC shall continue to be available provided he is compensated at a rate of $500 per day for part time consultation and $7,500 per month if required as a full time consultant. TC shall use his best efforts to assure that Purchaser retains all Customers of the Business.


                  VII. CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

                  Section 7.1(g) shall be deleted from the Agreement.

                  Section 7.1(m) of the Agreement shall be amended as follows:

                  (m) Purchaser shall have reached acceptable accommodations to assume the loans set forth on Schedule 1.1(c), or in lieu of assuming any such loans, Seller shall pay such loans at Closing and provide evidence of payment and satisfaction to Purchaser in a form reasonably acceptable to counsel for Purchaser.


                  VIII. TERMINATION

                  Section 8.1(b) shall be deleted from the Agreement.


                  IX. INDEMNIFICATION

                  Section 9.2 of the Agreement shall be amended as follows:

                  9.2 INDEMNIFICATION BY SELLER. From the Closing Date, subject to the terms and conditions of Section 9.3 below, Seller and Parent agree to indemnify, defend and hold Purchaser and its Affiliates and their respective successors and permitted assigns (collectively "PURCHASER INDEMNITEES") harmless from and against any and all Losses based upon, arising out of or otherwise in respect of (i) any
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inaccuracy or any breach of any representation or warranty of Seller or Parent, as the case may be, contained in this Agreement, or any of Seller's Ancillary Documents, (ii) any breach of any covenant or agreement of Seller or Parent, as the case may be, contained in this Agreement (including this Section 9.2), or any of Seller's Ancillary Documents, (iii) the failure of Seller to discharge any liability or obligation of Seller other than the Assumed Liabilities, (iv) any Liability (including Taxes and Environental Liabilities and Costs) arising out of or relating to any of the Assets or the conduct of the Business during the period prior to the time of the Closing, other than the Assumed Liabilities,
(v) any Taxes imposed on Purchaser that are Seller's obligations under Section 6.6, and (vi) any Accounts Receivable Deficiency or Assumed Liabilities Overage, as set forth in Section 6.7.


                  X. MISCELLANEOUS

                  Section 10.2(i) of the Agreement shall be amended as follows:

                  (i)      if to Purchaser, to:

                           Cardiovascular Laboratories,  L.L.C.
                           Attn: J. H. Clingham, Esq.
                           32 Nassau Street
                           Princeton, NJ 08542

                           with a copy to:

                           Novack Burnbaum Crystal LLP
                           300 East 42nd Street
                           10th Floor
                           New York, New York  10017
                           Attention:  Edward H. Burnbaum, Esq.
                           Fax:  212-986-2907

                  Section 10.1(iv) shall be deleted from the Agreement.

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                  IN WITNESS WHEREOF, the parties have duly executed this
Agreement, all as of the date first written above.

                                 PURCHASER:

                                 CARDIOVASCULAR LABORATORIES, LLC.



                                 By:
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                                             Managing Member



                                 SELLER:

                                 CARDIOVASCULAR LABORATORIES OF PA, INC.



                                 By:
                                    --------------------------------------------
                                                President


                                 PARENT:

                                 CLIXHEALTH.COM, INC.



                                 By:
                                    --------------------------------------------
                                                President



                                    --------------------------------------------
                                             TIMOTHY W. CUNNINGHAM